CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                         Austin Land & Development, Inc.
                               (the "Corporation")

Douglas  Ansell,  certifies  that:

1. The original articles were filed with the Office of the Secretary of State on August 30, 1995.

2. As of the date of this certificate, 6,000,000 shares of stock of the corporation have been issued.

3. Pursuant to the authorization given to the board of directors to change the name of the Corporation, at the Annual Shareholders Meeting, held on September 5, 1997, at which, 3,125,000 votes, representing 52% of the outstanding voting shares, the company hereby adopts the following amendment to the Articles of Incorporation of this Corporation:

First:     Name  of  Corporation.

The name of the corporation is Merlin Software Technologies International, Inc. (the "Corporation")

     [Eugene  F.  Koppenhaver]
      ------------------------
     Eugene  F.  Koppenhaver,  President

     [Douglas  Ansell]
     -----------------
     Douglas  Ansell,  Secretary

State  of  Nevada     )
                      )
County  of  Clark     )
On [Jan. 7, 2000], personally appeared before me, a Notary public, Eugene F. Koppenhaver and Douglas Ansell, who acknowledged that they executed the above instrument.

[Bridgete  Richards_]
 ------------------
A  Notary  Public  in  and  for  said  County  and  State
                                                                        RECEIVED
                                                                     JAN 07 2000
                                                           ---------------------
                                                              SECRETARY OF STATE

                          WRITTEN CONSENT AND APPROVAL
                                       OF
                  Merlin Software Technologies (Holdings), Inc.
                               (the "Corporation")

I, Martin Holt, as the sole Director and President of the Corporation, consent to the action taken by Austin Land & Development, Inc., to change its name to Merlin Software Technologies International, Inc. Our corporation is in the process of changing its name to Optiks Investments Company, Inc. so there will be no confusion between the two companies' names.
                                                                   [MARTIN HOLT]
                                                                   -------------
                                            Martin Holt, sole Director/President
                                                           Date:  January 7 2000